UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2023

Howard Hughes Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	None (Commission File Number)	93-1869991 (IRS Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class:	Trading Symbol(s)	registered
Common stock $0.01 par value per share	HHH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2023, Elena Verbinskaya, the Chief Accounting Officer of Howard Hughes Holdings Inc. (the “Howard Hughes” or the “Company”), became the Company’s principal accounting officer. Ms. Verbinskaya assumed the role of principal accounting officer from Carlos Olea, who will continue in his role as the Company’s Chief Financial Officer and principal financial officer.

Ms. Verbinskaya, age 45, joined the Company in January, 2023, and previously served as Executive Vice President, Accounting, of the Company. Prior to joining Howard Hughes, she served as Vice President of Financial Reporting and Accounting Integration at IPSCO Tubulars Inc., a North American division of TMK Group. Ms. Verbinskaya also held the position of Chief Accounting Officer at TMK Group, a global producer and supplier of steel pipe for the oil and gas industry, from 2010 to 2020. Ms. Verbinskaya is a Certified Public Accountant in the U.S. and a Fellow Member of the Association of Chartered Certified Accountants in the U.K. Ms. Verbinskaya holds a Masters in Accounting, Analysis and Audit from Far Eastern State University.

Ms. Verbinskaya did not receive any additional compensation upon her designation as principal accounting officer of the Company. There are no arrangements or understandings between Ms. Verbinskaya and any other person pursuant to which Ms. Verbinskaya was designated as the Company’s principal accounting officer. Additionally, Ms. Verbinskaya is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K, and she does not have any family relationships that are required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Item 8.01	Other Events.

On October 3, 2023, the Company issued a press release announcing the designation of Ms. Verbinskaya as principal accounting officer.

A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for the operations of the Company and its consolidated subsidiaries, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in HHC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in HHC’s Quarterly Reports on Form 10-Q filed with the Commission for a discussion of risk factors that affect our business. Any forward-looking statement made in this Current Report speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Howard Hughes Holdings Inc. on October 3, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD HUGHES HOLDINGS INC.

Date: October 3, 2023	By:	/s/ David O'Reilly
	Name:	David O’Reilly
	Title:	Chief Executive Officer

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